Calculation of Filing Fee Tables
S-8
DNOW Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.01 per share	Other	2,060,895	$ 13.46	$ 27,739,646.70	0.0001381	$ 3,830.85
Total Offering Amounts:						$ 27,739,646.70		$ 3,830.85
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,830.85
Offering Note
[1]	(1) The Form S-8 registration statement to which this Exhibit 107 is attached (the "Registration Statement") registers 2,060,895 shares of common stock, par value $0.01 per share ("Common Stock"), of DNOW Inc., a Delaware corporation (the "Company"), that may be issued pursuant to awards outstanding under the Amended and Restated Omnibus Incentive Plan (as amended, the "MRC Global Plan") of MRC Global Inc., a Delaware corporation ("MRC Global"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the MRC Global Plan. (2) The proposed maximum offering price per share and maximum aggregate offering price for the shares of Common Stock covered by the Registration Statement have been estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, using the average of the high and low prices per share of the Common Stock reported on the New York Stock Exchange on November 7, 2025, which date is within five business days of the filing of the Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A